As filed with the Securities and Exchange Commission on January 17, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SINCLAIR, INC.

(Exact name of registrant as specified in its charter)

Maryland	92-1076143
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

10706 Beaver Dam Road

Hunt Valley, Maryland 21030

(Address of principal executive office, zip code)

401(k) Profit Sharing Plan

(Full title of the plan)

David D. Smith Executive Chairman Sinclair, Inc. 10706 Beaver Dam Road Hunt Valley, Maryland 21030 Telephone: (410) 568-1500	Copy to: Jeffrey B. Grill, Esq. Pillsbury Winthrop Shaw Pittman LLP 1200 Seventeenth Street, N.W. Washington, D.C. 20036 (202) 663-8000
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “small reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Explanatory Note and General Instruction E Information

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 4,000,000 shares of Class A Common Stock to be issued pursuant to Sinclair, Inc.’s (the “Registrant” or the “Company”) 401(k) Profit Sharing Plan, as amended.

The Company is the successor issuer to Sinclair Broadcast Group, LLC (formerly known as Sinclair Broadcast Group, Inc., the “Predecessor”) pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Predecessor’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 23, 1997 (File No. 333-43047), February 28, 2003 (File No. 333-103528), August 8, 2008 (File No. 333-152884), and March 16, 2018 (File No. 333-223723) and the Company’s Post-Effective Amendment to Registration Statement on Form S-8 filed with the Commission on June 1, 2023 (File No. 333-43047-01), June 1, 2023 (File No. 333-103528-01), June 1, 2023 (File No. 333-152884-01), and June 1, 2023 (File No. 333-223723-01), excluding reports that the Registrant or the Predecessor filed with the Commission that were incorporated into the Registration Statements on Form S-8 in order to maintain current information about the Registrant or the Predecessor, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 have been sent or given to participants as specified by Rule 428 under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents and information previously filed with the Commission by the Registrant are incorporated by reference herein.

(a) The Predecessor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March  1, 2023.

(b) The Predecessor’s Quarterly Report on Form  10-Q for the fiscal quarter ended March 31, 2023 on May 10, 2023.

(c) The Predecessor and Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed on August  9, 2023.

(d) The Predecessor and Registrant’s Quarterly Report on Form  10-Q for the fiscal quarter ended September 30, 2023, filed on November 9, 2023.

(e) The Predecessor and Registrant’s Current Reports on Form  8-K, filed on July  21, 2023, June  21, 2023, and June 1, 2023.

(f) The Predecessor’s Current Reports on Form  8-K, filed on May  24, 2023, May  19, 2023, April  3, 2023, and February 10, 2023.

(g) The description of the Predecessor’s capital stock contained in Exhibit 4.4 to the Predecessor’s Annual Report on Form 10-K filed with the Commission on March 1, 2023.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 8. Exhibits

Exhibit No.	Description

4.1	Articles of Amendment and Restatement of Sinclair, Inc., effective June 1, 2023 (Incorporated by reference from Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on June 1, 2023.)

4.2	Amended and Restated Bylaws of Sinclair, Inc., effective June 1, 2023 (Incorporated by reference from Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed on June 1, 2023.)

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm (filed herewith).

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (filed herewith).

107.1	Filing Fee Table (filed herewith).

The Company previously received a determination letter from the Internal Revenue Service (the “IRS”) that the Company’s 401(k) Profit Sharing Plan (the “Plan”) is a qualified plan under the Internal Revenue Code (the “Code”). The Company hereby undertakes to submit any amendments to the Plan to the IRS in a timely manner and will make all changes required under the Code to maintain the tax qualifications of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Hunt Valley, Maryland, on the 17th day of January, 2024.

SINCLAIR, INC.

By	/s/ Christopher S. Ripley
Christopher S. Ripley
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Christopher S. Ripley	President and Chief Executive Officer (Principal Executive Officer)	January 17, 2024
Christopher S. Ripley

/s/ Lucy A. Rutishauser*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 17, 2024
Lucy A. Rutishauser

/s/ David R. Bochenek*	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	January 17, 2024
David R. Bochenek

/s/ David D. Smith*	Executive Chairman, Chairman of the Board and Director	January 17, 2024
David D. Smith

/s/ Frederick G. Smith*	Director	January 17, 2024
Frederick G. Smith

/s/ J. Duncan Smith*	Director	January 17, 2024
J. Duncan Smith

/s/ Robert E. Smith*	Director	January 17, 2024
Robert E. Smith

/s/ Laurie R. Beyer*	Director	January 17, 2024
Laurie R. Beyer

/s/ Benjamin S. Carson, Sr.*	Director	January 17, 2024
Benjamin S. Carson, Sr.

/s/ Howard E. Friedman*	Director	January 17, 2024
Howard E. Friedman

/s/ Benson E. Legg*	Director	January 17, 2024
Benson E. Legg

/s/ Daniel C. Keith*	Director	January 17, 2024
Daniel C. Keith

*	By:	/s/ Christopher S. Ripley
	Name:	Christopher S. Ripley
	Title:	Attorney-in-Fact